UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

CANNABIS GLOBAL, INC

(Name of registrant in its charter)

Nevada	333-146404	83-1754057
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of principal executive offices)

(310) 986-4929

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2021, the Registrant entered into an amendment of a material definitive agreement previously entered into on September 30, 2020. The parties to the amended agreement are the Registrant and Marijuana Company of America, Inc. There is no material relationship between the Registrant and Marijuana Company of America, Inc. other than with respect to the material definitive agreement.

Summary of Amended Terms

The Registrant and Marijuana Company of America amended the previously disclosed share exchange agreement to:

(i) jointly waive the provisions of a lock up leak out agreement applicable to the share exchange. The lock up leak out agreement prevented sale of the exchanged stock for a period of 12 months following issuance, and limited the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month; and,

(ii) delete Article II, Sections 2.3 and 2.4 providing for quarterly review of each parties stock price, possibly resulting in additional issuances of shares of common stock to true up the Parties respective holdings of exchanged shares in the event that the Parties price for its respective common stock yielded a value of less than $650,000.

The amended agreement also required the Registrant to issue an additional 618,000 shares of unregistered common stock to Marijuana Company of America, Inc., in consideration for a release of claims related to the Registrant’s failure to conduct quarterly reviews pursuant to Article II, Sections 2.3 and 2.4.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description	Location
10.1	Amendment to Share Exchange	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS GLOBAL, INC.

Date: June 11, 2021	By:	/s/ Arman Tabatabaei
Arman Tabatabaei (Principal Executive Officer)